Exhibit 99.1

                               PRESS RELEASE
                REPORT OF EARNINGS AND DIVIDEND DECLARATION

                                                          March 2, 2009
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2008 and December 31, 2007, in thousands of dollars except per share amounts.
                                   Three Months Ended    Twelve Months Ended
                                      December 31,            December 31,
                                    2008        2007        2008       2007

Net sales                        $1,142,494  $  940,606  $4,267,804 $3,213,301


Net earnings                     $   23,024  $   36,748  $  146,919 $  181,332

Net earnings per common share    $    18.55  $    29.40  $   118.19 $   144.15

Average number of shares
 outstanding                      1,241,322   1,249,991   1,243,087  1,257,901


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investors/Annual.aspx.

The Company today announced that the Board of Directors of the Company has declared a dividend of seventy-five cents ($0.75) per share on the common stock of the Company payable March 31, 2009 to stockholders of record at the close of business on March 20, 2009.